Exhibit 24(a)

KEYCORP

Power of Attorney

The undersigned, a director or an officer, or both a director and an officer of KeyCorp, an Ohio corporation, which anticipates filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, such registration statements or amendments to existing registration statements (on Form S-3, Form S-4 or such other form or forms as are applicable) to effect the registration of (i) capital securities, (ii) debentures, (iii) related guarantees, (iv) preferred stock and other related securities, including, without limitation, mandatorily convertible preferred securities and perpetual preferred securities, (v) share purchase contracts, (vi) depositary shares and (vii) units or a shelf registration pursuant to Rule 415 (or other applicable rules) of the Securities and Exchange Commission of (i) capital securities, (ii) debentures, (iii) related guarantees, (iv) preferred stock and other related securities, including, without limitation, mandatorily convertible preferred securities and perpetual preferred securities, (v) share purchase contracts, (vi) depositary shares and (vii) units hereby constitutes and appoints Jeffrey B. Weeden, Thomas C. Stevens, Joseph M. Vayda, Paul N. Harris and Daniel R. Stolzer, and each of them, as attorney for the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, to sign and file the proposed registration statements and any and all amendments, post-effective amendments, and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of May 11, 2006.

/S/ HENRY L. MEYER III	/S/ JEFFREY B. WEEDEN
Henry L. Meyer III Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	Jeffrey B. Weeden Senior Executive Vice President and Chief Financial Officer

/S/ ROBERT L. MORRIS	/S/ CHARLES R. HOGAN
Robert L. Morris Chief Accounting Officer (Principal Accounting Officer)	Charles R. Hogan, Director

/S/ RALPH ALVAREZ	/S/ LAURALEE E. MARTIN
Ralph Alvarez, Director	Lauralee E. Martin, Director

/S/ WILLIAM G. BARES
William G. Bares, Director	Douglas J. McGregor, Director

/S/ EDUARDO R. MENASCÉ
Edward P. Campbell, Director	Eduardo R. Menascé, Director

/S/ BILL R. SANFORD
Carol A. Cartwright, Director	Bill R. Sanford, Director

/S/ ALEXANDER M. CUTLER	/S/ THOMAS C. STEVENS
Alexander M. Cutler, Director	Thomas C. Stevens, Director

/S/ PETER G. TEN EYCK, II
H. James Dallas, Director	Peter G. Ten Eyck, II, Director